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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-36659) of Hearst-Argyle Television, Inc. and in the related Prospectus of our report dated February 12, 1997, except for the second paragraph of Note 11, as to which the date is March 26, 1997, with respect to the consolidated financial statements and schedule of Argyle Television, Inc. for the year ended December 31, 1996 included in this Annual Report. (Form 10-K) of Hearst-Argyle Television, Inc. for the year ended December 31, 1997.



                                          ERNST & YOUNG LLP

February 27, 1998
San Antonio, Texas